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                                 EXHIBIT 23(a)





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





The Board of Directors
Associated Banc-Corp:



We consent to the use of our report incorporated herein by reference and our tax opinion included herein and to the reference to our firm under the headings "The Merger - Certain Material Federal Income Tax Consequences" and "Experts" in the registration statement.




                                        /s/ KPMG Peat Marwick LLP



Chicago, Illinois
January 31, 1996